Exhibit 10.1

SERVICESOURCE INTERNATIONAL, INC.

2011 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the ServiceSource International, Inc., 2011 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Award Agreement (the “Agreement”).

I.	NOTICE OF GRANT OF RESTRICTED STOCK

Name:

You have been granted the number of Shares of Restricted Stock of the Company set forth below (the “Shares”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant:

Total Number of Restricted Shares Granted:

Period of Restriction and Release of Shares from the Company’s Return Right (see Sections I.2 and I.3 of this Agreement)	During the Period of Restriction, the Shares shall be subject to the Company’s Return Right, which shall lapse as follows: [INSERT VESTING SCHEDULE]

II.	AGREEMENT

1. Grant of Restricted Stock. The Company hereby grants to the Participant named in the Notice of Grant of Restricted Stock attached as Part I of this Agreement (the “Notice of Grant”) the number of Shares of Restricted Stock specified in the Notice of Grant, subject to the terms and conditions of this Agreement and the Plan. In consideration of such grant, the Participant agrees to be bound by such terms and conditions, and by the terms and conditions of the Plan.

2. Period of Restriction. During the Period of Restriction specified in the Notice of Grant, the Shares shall remain subject to the Company’s Return Right (defined in Section 3). The Period of Restriction shall expire and the Company’s Return Right shall lapse as to the Shares granted in the amount(s) and on the date(s) and terms specified in the Notice of Grant (each, a “Release Date”); provided, however, that no Shares shall be released on any Release Date if the Participant has terminated as a Service Provider on or prior to such date. Any and all Shares subject to the Company’s Return Right at any time shall be defined in this Agreement as “Unreleased Shares.”

3. Company’s Return Right. Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Participant terminates as a Service Provider for any reason

(including death or Disability) or no reason, the Participant’s Unreleased Shares shall be automatically returned to the Company on the effective date of the Participant’s termination (the “Return Right”), whereupon the Company shall become the legal and beneficial owner of the Unreleased Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer such Unreleased Shares to its own name.

4. Restriction on Transfer. Except for the transfer of the Shares to the Company or its assignees contemplated by this Agreement and the Notice of Grant, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such Shares are released from the Company’s Return Right in accordance with this Agreement and the Notice of Grant. In addition, as a condition to any transfer of the Shares after expiration of the Company’s Return Right, the Company may, in its discretion, require: (i) that the Shares shall have been duly listed upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted; (ii) that either (a) a registration statement under the Securities Act of 1933, as amended (“Securities Act”) with respect to the Shares shall be effective, or (b) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under the Securities Act and the Participant shall have entered into agreements with the Company as reasonably required; and (iii) fulfillment of any other requirements deemed necessary by counsel for the Company to comply with Applicable Laws.

5. Retention of Shares. To ensure the availability for delivery of the Participant’s Unreleased Shares upon their return to the Company pursuant to the Company’s Return Right, the Company shall retain possession of the share certificates representing the Unreleased Shares, together with a stock assignment duly endorsed in blank, attached hereto as Exhibit A. The Company shall hold the Unreleased Shares and related stock assignment until the Company’s Return Right expires as to such Shares. In addition, the Company may require the spouse of Participant, if any, to execute and deliver to the Company a spousal consent acknowledging the Company’s Return Right. When the Return Right has been exercised or expires, the Company shall promptly deliver the certificate to the Company or the Participant, as the case may be.

6. Stockholder Rights. Subject to the terms hereof, the Participant shall have all the rights of a stockholder with respect to the Shares while they are retained by the Company pursuant to Section 5, including without limitation, the right to vote the Shares. If, from time to time during the term of the Return Right, there is (i) any cash, stock or other dividend paid with respect to the Shares, (ii) a stock split or other change in the Shares, (iii) any Change in Control or (iv) any other change in the Company’s capitalization set forth in Section 19(a) of the Plan, any and all new, substituted or additional cash, securities or other consideration to which the Participant shall be entitled by reason of the Participant’s ownership of the Shares shall be immediately subject to the terms of this Notice and Agreement (including vesting), and shall be deemed included thereafter as “Shares” for purposes of this Notice and Agreement and the Company’s Return Right.

7. Legends. The share certificate evidencing the Shares, if any, issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND THE COMPANY’S RETURN RIGHT AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

8. U.S. Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement and the Notice of Grant. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement and the Notice of Grant. The Participant understands that for U.S. taxpayers, Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the right of the Company to claim return of the Shares pursuant to the Company’s Return Right. The Participant understands that if he/she is a U.S. taxpayer, the Participant may elect to be taxed at the time the Shares are acquired rather than when and as the Return Right expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of acquisition.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), IF APPLICABLE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

9. Taxation at Lapse of Company’s Return Right. Notwithstanding any contrary provision of this Agreement and the Notice of Grant, no certificate representing the Shares exercised shall be released, unless and until satisfactory arrangements (as determined by the Administrator, in its sole discretion) will have been made by the Participant with respect to the payment of income and employment taxes which the Company determines must be withheld with respect to the lapsing of the Company’ Return Right for of such Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax withholding obligation, in whole or in part by one or more of the following: (a) paying cash (or by check), (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld, or (c) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount statutorily required to be withheld.

10. General.

(a) The Agreement and Notice of Grant and the Plan, which is incorporated herein by reference, represent the entire agreement between the parties with respect to the Shares of Restricted Stock granted to the Participant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement and the Notice of Grant, the terms and conditions of the Plan shall prevail.

(B) PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE RELEASE OF SHARES PURSUANT TO THIS AGREEMENT AND THE NOTICE OF GRANT SHALL BE EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE, CONSULTANT OR DIRECTOR AND BY THE COMPANY’S ATTAINMENT OF THE RELEASE CONDITIONS SPECIFIED IN THE NOTICE OF GRANT, AND NOT THROUGH THE ACT OF BEING HIRED, APPOINTED OR OBTAINING SHARES HEREUNDER.

#####

By the Participant’s signature and the signature of the Company’s representative below, the Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement and the Notice of Grant. The Participant has reviewed the Plan and this Agreement and the Notice of Grant in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement and the Notice of Grant. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement and the Notice of Grant. The Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	SERVICESOURCE INTERNATIONAL, INC.

By:
Signature

Title:
Print Name

Date:	Date:

Residence Address

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I,                                 , hereby sell, assign and transfer unto                         (            ) shares of the Common Stock of ServiceSource International, Inc. standing in my name of the books of said corporation represented by Certificate No.                     herewith and do hereby irrevocably constitute and appoint                             to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Agreement (including the Notice of Grant therein) between ServiceSource International, Inc. and the undersigned dated            , 201    .

Dated:             , 201

Signature:

Print	Name:

INSTRUCTIONS:

Please DO NOT fill in any blanks other than the signature lines.

The purpose of this assignment is to enable the Company to exercise its Return Right as set forth in the Agreement and the Notice of Grant, without requiring additional signatures on the part of the Participant.

6